AZTAR CORPORATION AND SUBSIDIARIES         EXHIBIT 11
            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
For the Years Ended December 30, 1993, December 31, 1992 and January 2, 1992
                    -------------------------------------
                    (in thousands, except per share data)

                                          1993        1992        1991
Income from continuing operations       --------    --------    --------
 before extraordinary items and
 cumulative effect of accounting
 change                                 $ 11,382    $ 16,378    $  2,708
Deduct: preferred stock dividend
 (net of income taxes credited
 to retained earnings)                      (610)       (586)       (800)
                                        --------    --------    --------
Income from continuing operations
 before extraordinary items and
 cumulative effect of accounting
 change applicable to computation         10,772      15,792       1,908
Discontinued operations                       --       1,262       2,553
Extraordinary items                           --      (5,335)      1,237
Cumulative effect of accounting change        --       7,500          --
                                        --------    --------    --------
Net income applicable to computation    $ 10,772    $ 19,219    $  5,698
                                        ========    ========    ========
Weighted average common shares
 assuming no dilution                     37,304      37,215      37,782
 Stock options that had a dilutive
   effect on net income (based on
   relationship of market value to
   exercise price), assumed to have
   been exercised on the first day of
   each period (or date of grant, if
   later), less number of shares which
   could have been purchased from the
   proceeds of such assumed exercise:
     Number of shares using the weighted
     average market price for the assumed
     purchase of shares described above    1,063         997       1,000
                                        --------    --------    --------
Weighted average common shares
 applicable to earnings per common
 and common equivalent share              38,367      38,212      38,782

     Additional shares using the market
     close price at the end of the
     period for the assumed purchase
     of shares described above                22          47         100

 Conversion of preferred stock at the
   stated rate assumed to have been
   converted at the beginning of the
   earliest period reported (or at time
   of issuance, if later)                  1,040       1,052       1,057
                                        --------    --------    --------
Weighted average common shares
 assuming full dilution                   39,429      39,311      39,939
                                        ========    ========    ========

                     AZTAR CORPORATION AND SUBSIDIARIES         EXHIBIT 11
      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (continued)
For the Years Ended December 30, 1993, December 31, 1992 and January 2, 1992
                    -------------------------------------
                    (in thousands, except per share data)

                                          1993        1992        1991
                                        --------    --------    --------
Earnings per common and common
 equivalent share:
 Income from continuing operations
   before extraordinary items and
   cumulative effect of accounting
   change                               $    .28    $    .41    $    .05
 Discontinued operations                      --         .03         .07
 Extraordinary items                          --        (.14)        .03
 Cumulative effect of accounting
   change                                     --         .20          --
                                        --------    --------    --------
 Net income                             $    .28    $    .50    $    .15
                                        ========    ========    ========
Earnings per common share assuming
 full dilution:
 Income from continuing operations
   before extraordinary items and
   cumulative effect of accounting
   change                               $    .27    $    .40    $    .05
 Discontinued operations                      --         .03         .06
 Extraordinary items                          --        (.13)        .03
 Cumulative effect of accounting
   change                                     --         .19          --
                                        --------    --------    --------
 Net income                             $    .27    $    .49    $    .14
                                        ========    ========    ========